EXHIBIT 23.1



                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]



As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 17, 1998 included in SkyMall, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                             ARTHUR ANDERSEN LLP

                                             /s/ Arthur Andersen LLP

Phoenix, Arizona,
January 29, 1999.